Exhibit 99.1

Cover-All Technologies Inc.
412 Mt. Kemble Avenue, Suite 110C
Morristown, NJ 07960	FOR IMMEDIATE RELEASE
Tel: 973.461.5200

Cover-All Announces First Quarter 2015 Results

Improved Support & Services Margins, Growth in Services Revenue and Three New Customers

MORRISTOWN, NEW JERSEY (May 14, 2015) – Cover-All Technologies Inc. (NYSE MKT: COVR) today announced financial results for the quarter ended March 31, 2015.

“I am very pleased with how 2015 has begun, driven by strong growth in services revenue with improved gross margin during the 2015 first quarter and the recent signing of three new customer contracts. The new contracts for license, maintenance and professional services of Cover-All Policy, Bureau products and Business Intelligence products to three insurance carriers are not reflected in our financials of the 2015 first quarter because they each signed in May,” said Manish Shah, CEO and President of Cover-All. “We are thrilled to have several customers launch our products into their operations recently. We continue to work with our customers to help them with their implementation needs and have started additional projects, which have resulted in strengthening demand for our professional services.”

“Revenue from professional and support services represented 96.5% of total 2015 first quarter revenues compared to 84.5% last year, and the gross margin from professional and support services increased to 41.4% in the 2015 first quarter from 36.5% last year. This helped us maintain our overall gross margin and profitability during the quarter, even without the meaningful license revenues that we had in the 2014 first quarter.”

Mr. Shah concluded, “Going forward, momentum in our business is building as a result of our innovative and modern P/C insurance technology solutions, 100% success rate of implementations, improving financial results, and our proposed merger with Majesco. Closing new customer contracts is important and helps us generate license revenues, improve profitability and sustain the next wave of strong support and professional services revenue. These developments give us even more cause for excitement for our proposed merger with Majesco and combining these two growing organizations.”

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2015

Revenue

●	Total revenues for the three months ended March 31, 2015 were approximately $5.3 million compared to approximately $5.2 million for the same period in 2014.

●	License revenue for the three months ended March 31, 2015 was approximately $180,000 compared to approximately $808,000 for the same period in 2014.

●	Support Services revenue (which represents contracted continuing revenue) was approximately $2.1 million for the three months ended March 31, 2015 compared to approximately $2.1 million in the same period in 2014.

●	Professional Services revenue for the three months ended March 31, 2015 was approximately $3.0 million compared to approximately $2.3 million for the same period in 2014.

Profitability

●	Operating income for the three months ended March 31, 2015 was approximately $360,000 compared to approximately $531,000 in the comparable period in 2014.

●	Net income for the three months ended March 31, 2015 was approximately $199,000, or $0.01 per basic and diluted share, compared to approximately $434,000, or $0.02 per basic and diluted share, in the same period of 2014.

Non-GAAP* Profitability

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, for the three months ended March 31, 2015 was approximately $788,000, or $0.03 per basic and diluted share, compared to approximately $1.0 million, or $0.04 per basic and diluted share, in the same period of 2014.

Balance Sheet

●	As of March 31, 2015, the Company had approximately $4.3 million in cash and cash equivalents and approximately $2.5 million in accounts receivable.

●	Stockholders’ equity was approximately $12.2 million as of March 31, 2014 compared to approximately $11.7 million as of December 31, 2014.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its 2015 first quarter financial results at 4:30 p.m. EST on Thursday, May 14, 2015. Anyone interested in participating should call 888-299-7209 if calling from the United States, or 719-325-2464 if dialing internationally. A replay will be available until May 28, 2015, which can be accessed by dialing 877-870-5176 within the United States and 858-384-5517 if dialing internationally. Please use passcode 3618880 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com or by visiting http://public.viavid.com/index.php?id=114562

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015, copies of which are available from the SEC or may be obtained upon request from the Company.

*ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools. Cover-All compensates for these limitations by relying on its U.S. GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs. With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) NexGen, Insurance Policy Database™ (IPD) and PipelineClaims™ are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Corporate Contact	Investor & Media Contact

Ann Massey	SM Berger & Co
Chief Financial Officer	Andrew Berger
(973) 461-5190	(216) 464-6400
amassey@cover-all.com	andrew@smberger.com

Cover-All Technologies Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three months ended March 31,
	2015	2014
Revenues:
Licenses	$179,587	$807,599
Support Services	2,116,966	2,129,663
Professional Services	2,992,816	2,270,288
Total Revenues	5,289,369	5,207,550
Cost of Revenues:
Licenses (exclusive of Amortization of Capitalized
Software)	—	—
Support Services	1,413,263	1,685,454
Professional Services	1,582,221	1,110,657
Total Cost of Revenues	2,995,484	2,796,111
Direct Margin	2,293,885	2,411,439
Operating Expenses:
Sales and Marketing	339,855	478,358
General and Administrative	828,928	733,797
Amortization of Capitalized Software	372,638	372,638
Acquisition Costs	152,546	—
Research and Development	239,770	295,437
Total Operating Expenses	1,933,737	1,880,230
Operating Income	360,148	531,209
Other (Income) Expense:
Interest Expense	98,501	93,672
Total Other (Income) Expense	98,501	93,672
Income Before Income Taxes	261,648	437,537
Income Taxes Expense	62,836	3,688
Net Income	$198,812	$433,849
Basic Earnings Per Common Share	$0.01	$0.02
Diluted Earnings Per Common Share	$0.01	$0.02
Weighted Average Number of Common Shares
Outstanding for Basic Earnings Per Common Share	26,909,000	26,543,000
Weighted Average Number of Common Shares
Outstanding for Diluted Earnings Per Common Share	26,909,000	26,555,000

Cover-All Technologies Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$4,303,405	$4,564,595
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	2,477,745	2,532,853
Prepaid Expenses	614,125	361,930
Deferred Tax Asset	864,037	864,037
Total Current Assets	8,259,312	8,323,415
Property and Equipment – Net	454,302	499,639
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $24,168,382 and
$23,795,743 in 2015 and 2014, respectively)	6,101,392	6,474,031
Deferred Tax Asset	2,661,391	2,661,391
Deferred Financing Costs (Net Amortization of $76,327 and $67,800 in 2015 and
2014, respectively)	15,956	24,483
Other Assets	148,290	148,290
Total Assets	$18,679,757	$19,170,363

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$1,415,327	$1,413,353
Accrued Expenses	453,911	1,253,298
Deferred Charges	168,510	183,219
Short Term Debt	1,897,535	1,842,780
Current Portion of Capital Lease	120,883	119,608
Unearned Revenue	2,254,674	2,454,435
Total Current Liabilities	6,310,841	7,266,693

Long-Term Liabilities:
Long-Term Portion of Capital Lease	202,828	233,531
Total Liabilities	6,513,669	7,500,224
Commitments and Contingencies	—	—

Stockholders’ Equity:
Common Stock ($0.01 Par Value, Authorized 75,000,000 Shares; 27,003,241 and
26,786,693 Shares Issued and Outstanding in 2015 and 2014, respectively)	270,032	267,867
Additional Paid-In Capital	33,352,114	33,057,142
Accumulated Deficit	(21,456,059)	(21,654,870)
Total Stockholders’ Equity	12,166,088	11,670,139
Total Liabilities and Stockholders’ Equity	$18,679,757	$19,170,363

Cover-All Technologies Inc. and Subsidiaries
RECONCILIATION of U.S. GAAP NET INCOME to EBITDA
(UNAUDITED)

	Three months ended March 31,
	2015	2014
Net Income	$198,812	$433,849

Interest (Income) Expense, Net	98,501	93,672
Income Tax Expense	62,836	3,688
Depreciation	46,338	81,829
Amortization:
Amortization of Capitalized Software	372,638	372,638
Amortization of Customer Lists/Relationships	—	15,167
Amortization of Deferred Financing Costs	8,527	7,585
Total Amortization	$381,165	$395,390

EBITDA	$787,651	$1,008,428

EBITDA per Common Share:
Basic	$0.03	$0.04
Diluted	$0.03	$0.04

Cover-All Technologies Inc. and Subsidiaries
RECONCILIATION OF SELECTED U.S. GAAP MEASURES TO NON U.S. GAAP MEASURES
(UNAUDITED)

	Three months ended March 31,
	2015	2014
Net Income (U.S. GAAP)	$198,812	$433,849
Acquisition Costs	152,546	—
Net Income (Excluding Acquisition Costs) (Non U.S. GAAP)	351,358	433,849
Earnings per Common Share
(Excluding Acquisition Costs):
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

	Three months ended March 31,
	2015	2014
EBITDA	$787,651	$1,008,428
Acquisition Costs	152,546	—
EBITDA (Excluding Acquisition Costs)	940,197	1,008,428
EBITDA per Common Share (Excluding Acquisition Costs):
Basic	$0.03	$0.04
Diluted	$0.03	$0.04